                                                 Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating Revenues:
Electric	$1,343	$1,610	$6,439	$6,581
Natural gas	275	436	1,061	1,376
Total operating revenues	1,618	2,046	7,500	7,957
Operating Expenses:
Fuel	91	97	514	473
Purchased power	203	489	1,298	1,547
Natural gas purchased for resale	75	226	355	657
Other operations and maintenance	498	510	1,866	1,937
Depreciation and amortization	363	324	1,387	1,289
Taxes other than income taxes	124	124	522	539
Total operating expenses	1,354	1,770	5,942	6,442
Operating Income	264	276	1,558	1,515
Other Income, Net	87	46	348	226
Interest Charges	153	130	566	486
Income Before Income Taxes	198	192	1,340	1,255
Income Taxes	39	28	183	176
Net Income	159	164	1,157	1,079
Less: Net Income Attributable to Noncontrolling Interests	1	1	5	5
Net Income Attributable to Ameren Common Shareholders	$158	$163	$1,152	$1,074

Earnings per Common Share – Basic	$0.60	$0.63	$4.39	$4.16

Earnings per Common Share – Diluted	$0.60	$0.63	$4.38	$4.14

Weighted-average Common Shares Outstanding – Basic	263.5	259.1	262.8	258.4
Weighted-average Common Shares Outstanding – Diluted	264.0	260.2	263.4	259.5

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$25	$10
Accounts receivable - trade (less allowance for doubtful accounts)	494	600
Unbilled revenue	319	446
Miscellaneous accounts receivable	106	54
Inventories	733	667
Current regulatory assets	365	354
Investments in industrial development revenue bonds	—	240
Current collateral assets	14	142
Other current assets	125	155
Total current assets	2,181	2,668
Property, Plant, and Equipment, Net	33,776	31,262
Investments and Other Assets:
Nuclear decommissioning trust fund	1,150	958
Goodwill	411	411
Regulatory assets	1,810	1,426
Pension and other postretirement benefits	581	411
Other assets	921	768
Total investments and other assets	4,873	3,974
TOTAL ASSETS	$40,830	$37,904
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$849	$340
Short-term debt	536	1,070
Accounts and wages payable	1,136	1,159
Customer deposits	176	115
Other current liabilities	648	682
Total current liabilities	3,345	3,366
Long-term Debt, Net	15,121	13,685
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	4,176	3,804
Regulatory liabilities	5,512	5,309
Asset retirement obligations	772	763
Other deferred credits and liabilities	426	340
Total deferred credits and other liabilities	10,886	10,216
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,216	6,860
Retained earnings	4,136	3,646
Accumulated other comprehensive loss	(6)	(1)
Total shareholders’ equity	11,349	10,508
Noncontrolling Interests	129	129
Total equity	11,478	10,637
TOTAL LIABILITIES AND EQUITY	$40,830	$37,904

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2023	2022
Cash Flows From Operating Activities:
Net income	$1,157	$1,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,432	1,373
Amortization of nuclear fuel	68	65
Amortization of debt issuance costs and premium/discounts	16	21
Deferred income taxes and investment tax credits, net	229	170
Allowance for equity funds used during construction	(54)	(43)
Stock-based compensation costs	26	24
Other	16	68
Changes in assets and liabilities	(326)	(494)
Net cash provided by operating activities	2,564	2,263
Cash Flows From Investing Activities:
Capital expenditures	(3,597)	(3,351)
Nuclear fuel expenditures	(174)	(29)
Purchases of securities – nuclear decommissioning trust fund	(266)	(229)
Sales and maturities of securities – nuclear decommissioning trust fund	240	216
Other	(1)	23
Net cash used in investing activities	(3,798)	(3,370)
Cash Flows From Financing Activities:
Dividends on common stock	(662)	(610)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	(533)	522
Maturities of long-term debt	(100)	(505)
Issuances of long-term debt	2,295	1,467
Issuances of common stock	346	333
Employee payroll taxes related to stock-based compensation	(20)	(16)
Debt issuance costs	(21)	(18)
Other	(10)	—
Net cash provided by financing activities	1,290	1,168
Net change in cash, cash equivalents, and restricted cash	56	61
Cash, cash equivalents, and restricted cash at beginning of year	216	155
Cash, cash equivalents, and restricted cash at end of year	$272	$216